EXHIBIT 99.1

City National Corporation Announces Pricing of $300 Million, 5.25 Percent Senior Notes Offering

LOS ANGELES, Sept. 8, 2010 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN) today announced the pricing of a registered underwritten public offering of $300 million of 5.25 percent senior notes due September 15, 2020.

The notes are to be sold at a price of 99.738 percent of the principal amount and will pay interest semi-annually. The offering is expected to close on September 13, 2010, subject to the satisfaction of customary closing conditions.

City National intends to use most of the net proceeds from this offering for the redemption of $250 million of 9.625 percent cumulative trust preferred securities that were issued by the company on December 8, 2009. The company intends to use the remaining proceeds for general corporate purposes.

The offering was led by J.P. Morgan Securities LLC, with Credit Suisse Securities (USA) LLC and UBS Securities LLC serving as co-managers.

About City National

City National Corporation is the parent company of City National Bank. With $21.2 billion in total assets, City National provides banking, investment and trust services through 80 offices, including 17 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. The company and its investment affiliates manage or administer $54.6 billion in client investment assets, including more than $34 billion under direct management.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

Forward-Looking Statements

This news release contains forward-looking statements for which the company claims the protection of the safe harbor contained in the Private Securities and Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. A number of factors, many of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) local, regional and international business, economic and political conditions, (2) volatility in financial markets, including capital and credit markets, (3) significant changes in banking laws or regulations, including without limitation, the recent enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, (4) increases and required prepayments in Federal Deposit Insurance Corporation ("FDIC") premiums and special federal assessments on financial institutions due to market developments and regulatory changes, (5) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (6) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (7) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (8) adequacy of the Company's enterprise risk management framework, (9) the Company's ability to increase market share and control expenses, (10) the Company's ability to attract new employees and retain and motivate existing employees, (11) increased competition in the Company's markets, (12) changes in the financial performance and/or condition of the Company's borrowers, including changes in levels of unemployment, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (13) a substantial and permanent loss of either client accounts and/or assets under management at the Company's investment advisory affiliates or its wealth management division, (14) changes in consumer spending, borrowing and savings habits, (15) soundness of other financial institutions which could adversely affect the Company, (16) protracted labor disputes in the Company's markets, (17) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (18) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (19) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (21) the success of the Company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

Other Information

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities of City National, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

City National has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the "SEC") for the offering to which this communication relates and will file a final prospectus supplement relating to the offering. Prospective investors should read the registration statement including the prospectus, the prospectus supplement (when available) and the other documents City National has filed with the SEC for more complete information about City National and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, City National, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 212.834.4533.

CONTACT: City National Corporation
         Investors:
         Christopher Carey
           310.888.6777
           Chris.carey@cnb.com
         Media:
         Cary Walker
           213.673.7615
           Cary.walker@cnb.com